UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2016

 Consolidated Edison, Inc.
(Exact name of registrant as specified in its charter)

New York	1-14514	13-3965100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 460-4600

 Consolidated Edison Company of New York, Inc.
(Exact name of registrant as specified in its charter)

New York	1-1217	13-5009340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 460-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

CON EDISON

(a)
At the Annual Meeting of Stockholders of Consolidated Edison, Inc. (“Con Edison”) on May 16, 2016, Con Edison’s stockholders voted to elect the members of its Board of Directors; to ratify the appointment of its independent accountants; and to approve, on an advisory basis, named executive officer compensation.

(b)
The name of each director elected, the number of shares voted for or against each director and the number of abstentions as to each director were as shown in the following table. Not included in such amounts are 79,660,148 shares that were broker non-votes.

Name	For	Against	Abstentions
Vincent A. Calarco	157,837,692	4,823,581	1,067,065
George Campbell, Jr.	157,669,421	4,995,417	1,063,500
Michael J. Del Giudice	154,277,980	8,315,156	1,135,202
Ellen V. Futter	151,625,102	11,066,281	1,036,955
John F. Killian	161,016,084	1,657,582	1,054,672
John McAvoy	151,190,831	8,635,951	3,885,765
Armando J. Olivera	160,924,144	1,724,901	1,079,293
Michael W. Ranger	161,046,033	1,596,823	1,085,482
Linda S. Sanford	160,787,444	1,932,347	1,006,480
L. Frederick Sutherland	160,527,165	2,131,795	1,067,311

(c)
The results of the vote to ratify the appointment of PricewaterhouseCoopers LLP as Con Edison’s independent accountants for 2016 were as follows: 238,320,643 shares were voted for this proposal; 3,491,365 shares were voted against the proposal; and 1,572,344 shares were abstentions.

(d)
The results of the advisory vote to approve named executive officer compensation were as follows: 150,861,167 shares were voted for this proposal; 10,139,426 shares were voted against the proposal; 2,725,678 shares were abstentions and 79,660,148 shares were broker non-votes.

CECONY

At the Annual Meeting of Stockholders of Consolidated Edison Company of New York, Inc. (“CECONY”) on May 16, 2016, all 235,488,094 outstanding shares of CECONY’s common stock, which are owned by Con Edison, were voted to elect as the members of CECONY’s Board of Trustees the same persons who, as indicated above, were elected as members of Con Edison’s Board of Directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON, INC.

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

By	/s/ Robert Muccilo
Robert Muccilo
Vice President and Controller
Date: May 18, 2016